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                                                                  EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 21, 1999 relating to the consolidated financial statements and financial statement schedule, which appear in CDW Computer Centers, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                   /s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
January 7, 2000